Exhibit 99.1

Mueller Industries, Inc. Reports Third Quarter 2014 Earnings

MEMPHIS, Tenn., October 21, 2014 -- Mueller Industries, Inc. (NYSE: MLI) announced today net income of $23.8 million, or 42 cents per diluted share, for the third quarter of 2014.  This compares with net income of $19.5 million, or 35 cents per diluted share, earned from normal operations in the third quarter of 2013.  During the third quarter of 2013, the Company reported an additional after-tax net gain of $20.3 million, or 36 cents per diluted share, related to non-recurring items.

Net sales for the third quarter were $602.8 million compared with $528.9 million for the same quarter in 2013.  The growth in net sales was driven by unit volume increases of 16.6 percent, of which two thirds came from acquisitions; partially offset by the decline in copper values year-over-year.

Financial highlights for the quarter:
-	Results include $1.1 million of severance and other charges related to the ongoing reorganization of the acquired Yorkshire Copper Tube business.

-	Quarter ending cash totaled $259.9 million equal to $4.57 per share.

-	Stockholders’ equity was $774.6 million equal to a book value per share of $13.62.

-	Debt to total capitalization was 23.1 percent and the current ratio was 4.0 to 1.

Regarding the outlook, Greg Christopher, CEO said, “In the third quarter, continued signs of increased activity in the private non-residential construction segment are encouraging.  This is a welcome development as past experience shows that once this segment gains momentum, it tends to persist.

“Furthermore the residential segment of our business continues to idle along while improving at a modest pace, with housing starts likely to remain under one million units in 2014.  A ramp-up in starts will accompany further gains in the U.S. economy.”

Mueller Industries, Inc. is a leading manufacturer of copper tube and fittings; brass and copper alloy rod, bar and shapes; aluminum and brass forgings; aluminum and copper impact extrusions; plastic fittings and valves; refrigeration valves and fittings; and fabricated tubular products.  Mueller’s operations are located throughout the United States and in Canada, Mexico, Great Britain, and China.  Mueller’s business is importantly linked to: (1) the construction of new homes; (2) the improvement and reconditioning of existing homes and structures; and (3) the commercial construction market that includes office buildings, factories, hotels, hospitals, etc.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties.  These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company's SEC filings.  The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” and similar expressions are intended to identify forward-looking statements.  The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report.  The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT

Jeffrey A. Martin

(901)753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Nine Months Ended
(In thousands, except per share data)	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Net sales	$602,820	$528,854	$1,826,885	$1,670,826

Cost of goods sold	521,278	456,302	1,574,830	1,440,277
Depreciation and amortization	8,952	7,882	25,651	24,364
Selling, general, and administrative expense	34,864	32,921	102,167	99,078
Gain on sale of plastic fittings manufacturing assets	—	(39,765)	—	(39,765)
Impairment charges	—	4,304	—	4,304
Insurance settlements	—	—	—	(106,332)

Operating income	37,726	67,210	124,237	248,900

Interest expense	(1,430)	(1,243)	(3,913)	(2,940)
Other income, net	225	842	440	4,324

Income before income taxes	36,521	66,809	120,764	250,284

Income tax expense	(12,199)	(26,816)	(36,279)	(92,015)

Consolidated net income	24,322	39,993	84,485	158,269

Net income attributable to noncontrolling interest	(499)	(129)	(911)	(1,053)

Net income attributable to Mueller Industries, Inc.	$23,823	$39,864	$83,574	$157,216

Weighted average shares for basic earnings per share	56,107	55,787	55,999	55,704
Effect of dilutive stock-based awards	637	723	746	737

Adjusted weighted average shares for diluted earnings per share	56,744	56,510	56,745	56,441

Basic earnings per share	$0.42	$0.71	$1.49	$2.82

Diluted earnings per share	$0.42	$0.71	$1.47	$2.79

Dividends per share	$0.075	$0.0625	$0.225	$0.1875

Summary Segment Data:

Net sales:
Plumbing & Refrigeration Segment	$357,843	$301,622	$1,093,060	$942,109
OEM Segment	247,883	230,396	743,322	741,227
Elimination of intersegment sales	(2,906)	(3,164)	(9,497)	(12,510)

Net sales	$602,820	$528,854	$1,826,885	$1,670,826

Operating income:
Plumbing & Refrigeration Segment	$20,156	$54,271	$76,371	$206,708
OEM Segment	23,977	19,937	68,479	61,199
Unallocated expenses	(6,407)	(6,998)	(20,613)	(19,007)

Operating income	$37,726	$67,210	$124,237	$248,900

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	September 27, 2014	December 28, 2013
ASSETS
Cash and cash equivalents	$259,858	$311,800
Accounts receivable, net	332,508	271,847
Inventories	282,493	251,716
Other current assets	49,319	39,354

Total current assets	924,178	874,717

Property, plant, and equipment, net	246,169	244,457
Other assets	157,389	128,593

	$1,327,736	$1,247,767

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of debt	$37,207	$29,083
Accounts payable	92,342	80,897
Other current liabilities	103,774	109,276

Total current liabilities	233,323	219,256

Long-term debt	205,500	206,250
Pension and postretirement liabilities	25,860	27,426
Environmental reserves	21,557	22,144
Deferred income taxes	33,342	35,975
Other noncurrent liabilities	581	849

Total liabilities	520,163	511,900

Total Mueller Industries, Inc. stockholders’ equity	774,562	703,405
Noncontrolling interest	33,011	32,462

Total equity	807,573	735,867

	$1,327,736	$1,247,767

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
(In thousands)	September 27, 2014	September 28, 2013

Cash flows from operating activities
Consolidated net income	$84,485	$158,269
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	25,888	24,583
Stock-based compensation expense	4,957	4,560
Insurance settlements	—	(106,332)
Insurance proceeds – noncapital related	—	32,395
Gain on sale of plastic fittings manufacturing assets	—	(39,765)
Gain on disposal of properties	(1,146)	(3,316)
Impairment charges	—	4,304
Deferred income taxes	(6,908)	14,152
Income tax benefit from exercise of stock options	(829)	(670)
Changes in assets and liabilities, net of business acquired:
Receivables	(62,854)	(38,370)
Inventories	(14,868)	(4,566)
Other assets	(15,272)	4,886
Current liabilities	(8,675)	19,649
Other liabilities	(797)	(297)
Other, net	223	508

Net cash provided by operating activities	4,204	69,990

Cash flows from investing activities
Capital expenditures	(28,406)	(33,402)
Acquisition of business	(30,137)	—
Insurance proceeds for property and equipment	—	29,910
Net withdrawals from (deposits into) restricted cash balances	2,507	(2,473)
Proceeds from the sales of assets	4,920	64,966

Net cash (used in) provided by investing activities	(51,116)	59,001

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(12,606)	(10,449)
Debt issuance cost	—	(50)
Issuance of debt by Mueller Europe, Limited, net	12,008	—
(Repayment) issuance of debt by joint venture, net	(3,170)	4,940
Net cash used to settle stock-based awards	(887)	(337)
Repurchase of common stock	(58)	—
Repayments of long-term debt	(800)	(750)
Income tax benefit from exercise of stock options	829	670

Net cash used in financing activities	(4,684)	(5,976)

Effect of exchange rate changes on cash	(346)	228

(Decrease) increase in cash and cash equivalents	(51,942)	123,243
Cash and cash equivalents at the beginning of the period	311,800	198,934

Cash and cash equivalents at the end of the period	$259,858	$322,177

MUELLER INDUSTRIES, INC.
Reconciliation of Net Income as Reported to Pro Forma Without Gain on Sale of
Plastic Fittings Manufacturing Assets and Impairment Charges
(Unaudited)

Earnings attributable to normal operations without the gain on sale of plastic fittings manufacturing assets and impairment charges is a measurement not derived in accordance with generally accepted accounting principles (GAAP).  Excluding the gain on sale of plastic fittings manufacturing assets and impairment charges is useful as it measures the operating results that are the outcome of daily operating decisions made in the normal course of business.  Reconciliation of earnings attributable to normal operations without the gain on sale of plastic fittings manufacturing assets and impairment charges to net income as reported is as follows:

	For the Quarter Ended September 28, 2013
		Impact of
(In thousands, except per share data)	As Reported	Gain on Sale of Plastic Fittings Manufacturing Assets	Impairment Charges	Pro Forma

Operating income	$67,210	$39,765	$(4,304)	$31,749

Interest expense	(1,243)	—	—	(1,243)
Other income, net	842	—	—	842

Income before income taxes	66,809	39,765	(4,304)	31,348
Income tax expense	(26,816)	(16,845)	1,719	(11,690)

Consolidated net income	39,993	22,920	(2,585)	19,658

Net income attributable to noncontrolling interest	(129)	—	—	(129)

Net income attributable to Mueller Industries, Inc.	$39,864	$22,920	$(2,585)	$19,529

Diluted earnings per share	$0.71	$0.41	$(0.05)	$0.35